UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008
LACROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-23800 (Commission file number)	39-1446816 (IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 11, 2008 LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), entered into a Single Tenant Industrial Triple Net Lease with 267 Associates, L.L.C. (the “Lease”). The Lease relates to a 27.2 acre parcel near Indianapolis, Indiana, and an approximately 380,000 square foot warehouse space intended to serve as a distribution center for the Company. The warehouse space is currently under construction.
The Lease has a term of 124 months, which begins the later of (i) March 1, 2009, or (ii) the date of substantial completion of the warehouse space and certain other improvements. Monthly base rent under the Lease is $0.00 for the first four months of the Lease term, $91,200.00 during the fifth through 64th month of the Lease term, and $100,383.33 during the 65th through 124th month of the Lease term. Additionally, the Company will be obligated under the Lease to pay certain operating expenses of the property and building.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Single Tenant Industrial Triple Net Lease between LaCrosse Footwear, Inc. and 267 Associates, L.L.C. dated June 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LACROSSE FOOTWEAR, INC.
Dated: June 13, 2008	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Single Tenant Industrial Triple Net Lease between LaCrosse Footwear, Inc. and 267 Associates, L.L.C. dated June 11, 2008.